EXHIBIT 10.5

INSULET CORPORATION FOURTH AMENDED AND RESTATED
2007 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Insulet Corporation Fourth Amended and Restated 2007 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Insulet Corporation (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). 380,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.
1.    Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.    Offerings. The Company will make one or more offerings to eligible employees to

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purchase Common Stock under the Plan (“Offerings”). The initial Offering began on the date of the Company’s Initial Public Offering and ended on December 31, 2007 (the “Initial Offering”). Between January 1, 2008 and June 30, 2016, Offerings began on the first business day occurring on or after each January 1 and July 1 and ended on the last business day occurring on or before the following June 30 and December 31, respectively. Beginning as of July 1, 2016, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each December 1 and June 1 and will end on the last business day occurring on or before the following May 31 and November 30, respectively, provided, however, that to permit a transition to this new Offering cycle, a one-time Offering period will begin on July 1, 2016 and will end on November 30, 2016. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.
3.    Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that they are employed by the Company on the date that is 20 business days before the first day of the applicable Offering (the “Offering Date”) and, as of the Offering Date, they are customarily employed by the Company or a Designated Subsidiary for at least 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as

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employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.    Participation.

(a)    Participants on Effective Date. Each eligible employee at the time of the Initial Public Offering shall be deemed to be a Participant at such time. If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Common Stock hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrollment form (in the manner described in Section 4(c)) by the end of the Initial Offering. If such a Participant does not authorize payroll deductions by submitting an enrollment form by the end of the Initial Offering, that Participant will be deemed to have withdrawn from the Plan.
(b)    Participants in Subsequent Offerings. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

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(c)    Enrollment. The enrollment form will (a) state the amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same amount of Compensation for future Offerings, provided he or she remains eligible.
(d)    Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.    Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 10 dollars ($10) per pay period up to a maximum of 10% of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.
6.    Deduction Changes. Except in the event of a Participant increasing his or her payroll deduction from 0 percent during the first Offering as specified in Section 4(a) or as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator

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may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7.    Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 800 shares of Common Stock, or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. For all Offerings ending on or before June 30, 2016, the purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Exercise Date. For all Offerings beginning on or after July 1, 2016, the Option Price will be 85 percent of the lower of (i) the Fair Market Value of the Common Stock on

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the first business day during the respective Offering or (ii) the Fair Market Value of the Common Stock on the Exercise Date.
Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9.    Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan; provided that, with respect to the Initial Offering, the exercise of each Option shall be conditioned on the closing of the Company’s Initial Public Offering on or before the Exercise Date. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the

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inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.    Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.    Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of

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Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such securities exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. Notwithstanding the foregoing, if the date for which Fair Market Value of the Common Stock is determined is the first day when trading prices for the Common Stock are reported on NASDAQ or another national securities exchange, the Fair Market Value of the Common Stock shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
The term “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.    Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary

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as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.    Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.
Participants that are employed by a Designated Subsidiary or which are otherwise resident in the Designated Subsidiary’s jurisdiction of incorporation are subject to the terms set out in that Designated Subsidiary’s Appendix hereto. The terms in such Appendix hereto and

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those otherwise set out in the Plan shall be read together and construed, to the fullest extent possible, to be in concert with each other. To the extent that they cannot be so construed, then in the event of any direct conflict between the terms in such Appendix and those otherwise set out in the Plan, the terms in such Appendix will prevail.
14.    Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.
15.    Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.    Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18.    Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the

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Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.    Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.    Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.
21.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
22.    Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
23.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.    Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by

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entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
25.    Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.
26.    Effective Date and Approval of Shareholders. The Plan shall take effect on the date of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

DATE PLAN APPROVED BY BOARD OF DIRECTORS: April 27, 2007

DATE PLAN APPROVED BY STOCKHOLDERS: April 27, 2007

EFFECTIVE DATE OF PLAN: May 14, 2007

DATE FIRST AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS: May 5,

2010

DATE ADDITIONAL DESIGNATED SUBSIDIARIES APPROVED BY BOARD OF

DIRECTORS: November 21, 2011

DATE SECOND AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS:

February 12, 2014

DATE THIRD AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS:

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November 19, 2015

DATE FOURTH AMENDMENT TO PLAN APPROVED BY BOARD OF DIRECTORS:

May 11, 2016

APPENDIX A

Designated Subsidiaries

Sub-Q Solutions, Inc. Insulet Singapore PTE LTD Insulet Canada Corporation

APPENDIX B

Additional Terms Applicable to Participants Employed by Insulet Canada Corporation or otherwise resident in Canada

1.    Voluntary Acceptance. By accepting this grant of securities, you represent and warrant to the Company that your participation in the trade and acceptance of such securities is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable.
2.    Termination of Employment. Notwithstanding Section 12 of the Plan, a Participant’s employment is deemed to have terminated on the Participant’s last day of actual and active employment and that no period of notice or payment in lieu of notice that is given or ought to have been given which follows or is in respect of a period which follows a Participant’s last day of actual and active employment will be deemed to extend the Participant’s period of employment for the purposes of determining his or her entitlements under the Plan.
3.    Personal Information. The Company will collect, use and disclose Participants’ personal information in accordance with applicable privacy legislation and the Company and Insulet Canada Corporation’s privacy policies. The Participant consents to collection, use and disclosure of personal information for all purposes relating to the administration of the ESPP, including without limitation, relating to, (i) administering and maintaining Participant records; (ii) providing information to the Administrator, including to third party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company; and

transferring information about the Participant to a country or territory that may not provide the same statutory protection for the information as the Participant’s home country.
4.    Foreign Exchange Issues. On each Exercise Date, the Company will convert the contributions made by each Participant during the Offering from Canadian Dollars to U.S. Dollars on the Exercise Date based on the Exercise Date exchange rates provided by the Company’s Accounting Department (the “Exchange Rate”). Options shall be purchased in U.S. Dollars. Any amount remaining in a Participant’s account at the end of an Offering shall be converted back to Canadian Dollars using the Exchange Rate and either carried forward to the next Offering or refunded to Participant as provided in Section 9. The $25,000 limit contained in Section 8 of the Plan shall be measured in U.S. Dollars.
5.    French Language. It is the express wish of the parties to this document, and all related documents be drafted in English. Les parties aux présentes conviennent et exigent que cet document, ainsi que tous les documents qui s'y rattachent soient rédigés en langue anglaise.
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